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                                                                    EXHIBIT 99.1

                      PHYSICIANS HEALTH ASSOCIATION, LTD.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     Joseph P. Drozda, M.D. and Robert Packman, M.D., or either of them, are hereby appointed attorneys and proxies of the undersigned, each with the power of substitution, to attend, vote and act for the undersigned at the special meeting of stockholders of Physicians Health Association, Ltd. ("PHA") to be held on ______________, 1996, in ____________, St. Louis, Missouri, ______, and
at any postponement or adjournment thereof, in connection therewith to vote and present all of the shares of common stock of PHA ("PHA Common Stock") which the undersigned would be entitled to vote as follows:

1. To consider and to vote upon a proposal to approve and adopt the First Amendment and Restatement, dated March 13 ,1996, of an Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 21, 1996, among PHA, United HealthCare Corporation ("United") and UHC Brown Acquisition, Inc., a direct, wholly owned subsidiary of United ("United Sub"), pursuant to which, among other things, (a) PHA will be merged with and into United Sub (the "Merger"), (b) each outstanding share of PHA Common Stock, other than PHA Common Stock held in treasury, or as to which dissenters' rights have been duly demanded as permitted under Delaware law and not withdrawn or lost, will be converted into the right to receive a pro rata share of at least 421,456 shares of the common stock of United ("United Common Stock") and of cash held in escrow in the amount of $6,348,000 (collectively, the "Merger Consideration").

               For [_]         Against [_]         Abstain [_]

2. To consider and vote upon a proposal to approve and adopt a compensation plan (the "Compensation Plan") providing for compensation to persons who have served as directors and officers of PHA.

               For [_]         Against [_]         Abstain [_]

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     IF THIS PROXY IS DULY EXECUTED AND RETURNED, THIS PROXY WILL BE VOTED, AND WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SPECIFIED ABOVE. IF NO INSTRUCTION IS SPECIFIED, THE PROXY WILL BE VOTED FOR ITEM 1 AND FOR ITEM 2.

     The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to such Common Stock and hereby ratifies and confirms all action that said attorneys and proxies, their substitutes, or any of them, may have lawfully taken by virtue thereof.

Dated:  _________________, 1996             ______________________________




                                            ______________________________
                                            Signature(s) of Shareholder

     This proxy should be signed exactly as your name appears on the label attached hereto. Joint owners should both sign. If signed by an attorney, executor, guardian or in some other capacity, please add title as such.

                   PLEASE COMPLETE, DATE AND SIGN THIS PROXY
                    AND RETURN IT IN THE ENCLOSED ENVELOPE.